UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 24, 2006

WENDY'S INTERNATIONAL, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-08116	31-0785108
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4288 West Dublin-Granville Road, Dublin, Ohio		43017
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-764-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 24, 2006, the Company announced the appointment of David J. Near as Chief Operations Officer of the Wendy’s brand. Mr. Near will assume his new role effective May 1, 2006. Mr. Near and his brother, Jason, each have a 50% interest in Pisces Foods, L.P., a franchisee of Wendy’s that operates 29 Wendy’s restaurants in the Austin, Texas market. As a franchisee of the Company, Pisces Foods, L.P. has paid $2,247,401 in royalties, $1,685,551 to the advertising fund and $14,093 in other fees (for all 29 restaurants combined) since January 3, 2005 through April 24, 2006. Pisces Foods, L.P. previously entered into the Company’s standard franchisee agreement for each restaurant it operates, and the terms of those franchise agreements are similar to the agreements governing the Company’s other franchisees with no preferential terms or provisions. Information on the business experience of Mr. Near is set forth in the press release attached hereto as Exhibit 99.

On April 24, 2006, the Company also announced that John Deane, Executive Vice President of Operations, will leave the Company as of May 1, 2006.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99 - Press release issued by the Company dated April 24, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WENDY'S INTERNATIONAL, INC.

April 26, 2006	By:	Kerrii B. Anderson

Name: Kerrii B. Anderson
Title: Chief Executive Officer and President

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Exhibit Index

Exhibit No.	Description

99	Press release issued by the Company dated April 24, 2006